Exhibit 23.3

PricewaterhouseCoopers AG
St. Jakobs-Strasse 25
Postfach 3877
4002 Basel
Phone +41 58 792 51 00
Fax +41 58 792 51 10
www.pwc.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated January 26, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Novartis AG’s Annual Report on Form 20-F for the year ended December 31, 2010. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers AG

/s/ Peter M. Kartscher	/s/ Michael P. Nelligan

Peter M. Kartscher	Michael P. Nelligan
Audit expert	Global relationship partner
Auditor in charge

February 24, 2011

With offices in Aarau, Basel, Berne, Chur, Geneva, Lausanne, Lugano, Lucerne, Neuchâtel, Sitten, St. Gallen, Thun, Winterthur, Zug and Zurich, PricewaterhouseCoopers AG is a provider of auditing services and tax, legal and business consultancy services. PricewaterhouseCoopers AG is a partner in a global network of companies that are legally independent of one another and is located in some 150 countries throughout the world.